EXHIBIT 99


CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of the Westamerica Bancorporation, (the "Company") Tax Deferred Savings/Retirement Plan (ESOP) (the "Plan") on Form 11-K for fiscal year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date thereof ("the Report"), I, Robert Silver, Senior Vice President and Human Resources Manager of the Company and Plan Administrator, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirement of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.



 /s/ Robert Silver
---------------------
Robert Silver
Senior Vice President and Human Resources Manager
June 29, 2005



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon written request.